Medifast® Enters a New Era: Introducing Trilivy™, a Science-Backed Metabolic Health System

The leading health and wellness company unveils an evolutionary transformation from weight loss to optimal metabolic health, powered by breakthrough science and human connection

Baltimore, MD - [July 17, 2026] - Medifast, Inc. (NYSE: MED) today announced the launch of Trilivy, a comprehensive metabolic health system uniquely designed to support healthy lifestyle change. The launch also introduces newly formulated meal replacements, including the Trilivy Reset Fueling line enhanced with MetaVantage Technology™, a platform of proprietary ingredient formulas intended to optimize metabolism by unlocking key metabolic pathways. The launch of Trilivy marks a major corporate transformation, and the beginning of a new era focused on optimal metabolic health.

The transition from OPTAVIA® to a new brand with the launch of Trilivy represents an evolution of the company’s vision, expanding beyond traditional weight loss to address the broader metabolic health challenges impacting more than 90% of U.S. adults today.1

“Medifast is evolving with the health and wellness landscape, and we believe Trilivy represents an important step in leading the conversation and building mindshare around metabolic health,” said Nick Johnson, CEO of Medifast. “Trilivy honors the strong foundation we've built while embracing a brand that reflects where we're headed: a modern metabolic health company built for today’s world and tomorrow’s opportunities. By uniting breakthrough science, individualized support, and sustainable habit creation, we have developed a system intended to help people transform their metabolic health, which has become one of the biggest health challenges people face today. Trilivy will put people back in control with the support they need most, giving our coaches and clients the opportunity to help build a better future for metabolic health.”

At the center of the system is Metabolic Synchronization®, the company’s breakthrough science that reverses metabolic dysfunction2 with a targeted reset of the body’s metabolism through three key mechanisms:

•Burn: Targets visceral fat — the bad fat stored around organs and muscles — achieving a 14% reduction in visceral fat in just 16 weeks.2
•Preserve: Helps retain 98% of lean mass, supporting strength, energy, and mobility during weight loss.2
•Protect: Supports healthy muscle to help restore the body’s natural ability to maintain an active metabolism, optimize energy use, and regulate body weight.

The system is structured across three phases:

•Phase 1: Reset. Reverse metabolic dysfunction2 and reset metabolism.
•Phase 2: Refine. Improve metabolic flexibility and refine body composition.
•Phase 3: Renew. Optimize metabolic health and support healthspan.

Accompanying the brand launch is the Trilivy Reset Fueling line enhanced with MetaVantage Technology, which further supports metabolic health by helping reduce waist circumference3 while also supporting normal fat metabolism and healthy insulin function.

The brand launch also reflects the powerful momentum behind the Trilivy community, strengthening the connection between the brand and its nationwide network of independent coaches, who remain central to the human connection and accountability that has, and continues to, differentiate us. Clinical research has shown individuals using the company’s coach-supported program lost up to 10x more weight and 17x more fat than those trying to lose weight on their own.4

For more information on the Trilivy system, including the planned debut of newly formulated meal replacements, called Fuelings, in August, visit trilivyhealth.com.

About Medifast and Trilivy
Medifast (NYSE: MED) is the health and wellness company known for its science-backed comprehensive metabolic health system, Trilivy. Designed to address the challenges of metabolic dysfunction, the company’s holistic approach integrates science-backed plans and products, personal 1:1 coaching, a supportive community, and behavioral science support to develop healthy habits.

Driven to improve metabolic health through advanced science and comprehensive behavioral support, Medifast has introduced Metabolic Synchronization®, a breakthrough science that targets metabolic dysfunction through a comprehensive system focused on fat loss, lean mass preservation, and long-term health. Trilivy's comprehensive three-phase metabolic health system is designed to help people reset their metabolism, refine their health, and renew their lives. By integrating science, coaching, and healthy habits into a single approach, Trilivy helps people look, feel, and live better.

Backed by more than 45 years of clinical heritage, Medifast continues to advance its mission of lifelong transformation through metabolic science and human connection™. For more information, visit trilivyhealth.com and medifastinc.com.

Forward Looking Statements
Please Note: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as "believe," "intend," "planned," "will" or other similar words or the negative of such terminology. These forward-looking statements include, but are not limited to, statements related to the intended benefits of Trilivy products. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, the potential for disruptions in Medifast’s supply chain; that future study results will be inconsistent with study results to date; that Medifast will not execute its transition to Trilivy as expected; that customer demand for, and acceptance of, Trilivy will not reflect the current expectations of Medifast’s management; that Medifast experience delays or an inability to develop or launch new products including the planned newly formulated meal replacements and meal plans; and that Trilivy will not have the anticipated benefit to customer’s metabolic health. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

1:O'Hearn M et al. Trends and Disparities in Cardiometabolic Health Among U.S. Adults, 1999-2018. J Am Coll Cardiol. 2022;80(2):138-151. doi: 10.1016/j.jacc.2022.04.046

2: In a clinical study, 98% of lean mass was retained and individuals experienced a reduction of 14% visceral adiposity [visceral fat] on the Optimal Weight 5 & 1 Plan® at 16 weeks. Arterburn LM, et al. Randomized controlled trial assessing two commercial weight loss programs in adults with overweight or obesity. Obes Sci Pract. 2018;5(1):3-14. doi: 10.1002/osp4.312.

3: Pedret, A., R.M. Valls, L. Calderon-Perez, et al. Effects of daily consumption of the probiotic Bifidobacterium animalis subsp. lactis CECT 8145 on anthropometric adiposity biomarkers in abdominally obese subjects: a randomized controlled trial. Int J Obes (Lond). 2019;43(9):1863-1868. doi: 10.1038/s41366-018-0220-0.

4: In a clinical study, individuals on the Reset Plan with support of a Trilivy™ coach successfully lost 10x more weight and 17x more fat than those who tried to lose weight on their own. Arterburn LM, Coleman CD, Kiel J, et al. Randomized controlled trial assessing two commercial weight loss programs in adults with overweight or obesity. Obes Sci Pract. Feb 2019;5(1):3-14. doi:10.1002/osp4.312